                          FIRST PREFERRED SHIP MORTGAGE

                                   GRANTED BY

                          TORCH OFFSHORE, L.L.C., OWNER

                                   IN FAVOR OF

                 GENERAL ELECTRIC CAPITAL CORPORATION, MORTGAGEE

                     ON THE UNITED STATES FLAG VESSEL NAMED


VESSEL NAME                                      VESSEL OFFICIAL NO.
-----------                                      -------------------

MIDNIGHT EAGLE                                   588872




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                              SYNOPSIS OF MORTGAGE

Name of Vessel:                     MIDNIGHT EAGLE

Official Number:                    588872

Type of Instrument:                 First Preferred Ship Mortgage

Effective Date of Instrument:       March ____, 2003

Name of Owner:                      Torch Offshore, L.L.C.

(Percentage of Vessel owned:)       (100%)

Address of Owner:                   401 Whitney Avenue
                                    Suite 400
                                    Gretna, Louisiana 70056

Name of Mortgagee:                  General Electric Capital Corporation

Address of Mortgagee:               16479 Dallas Parkway, Suite 300
                                    Addison, Texas 75001-2512

Total Principal Amount of
Mortgage (exclusive of
interest, expenses and fees):               $9,250,000.00

                          FIRST PREFERRED SHIP MORTGAGE


         This First Preferred Ship Mortgage (the "Mortgage") is given effective this _____ day of March, 2003 (the "Effective Date") by TORCH OFFSHORE, L.L.C. a Delaware limited liability company, having a place of business at 401 Whitney Avenue, Suite 400, Gretna, Louisiana 70056 (the "Mortgagor"), to GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, with a place of business at 16479 Dallas Parkway, Suite 300, Addison, Texas 75001-2512 (the "Mortgagee").

                                    RECITALS

         WHEREAS, the Mortgagor is the sole owner of the whole of the MIDNIGHT EAGLE, Official Number 588872 (the "Vessel"), which Vessel is duly documented in the name of the Mortgagor under the laws and flag of the United States of America; and

         WHEREAS, in order to secure the prompt payment of all sums due hereunder and under that certain promissory note in the original principal amount of $9,250,000.00, dated the date hereof, executed and delivered by Mortgagor to Mortgagee, as the same may be amended, supplemented, extended or otherwise modified from time to time (the "Note") (a form of which is annexed hereto as Exhibit "A") and the Loan Agreement, dated the date hereof ("Loan Agreement"), between Mortgagor, Mortgagee and Torch Offshore, Inc. ("Guarantor"), and the other Debt Documents (as such term is defined in the Loan Agreement), (collectively, the "Debt Documents"), and the performance of all covenants, terms and conditions herein and therein contained, the Mortgagor has executed and delivered this Mortgage under and pursuant to Chapter 313 Title 46 of the United States Code. Capitalized terms used herein shall have the meanings given them in the Master Security Agreement, unless the terms are specifically defined herein.

         NOW, THEREFORE, This Mortgage Witnesseth:

         That in consideration of the foregoing and of the sum of Ten Dollars ($10.00) lawful money of the United States of America in hand paid, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to secure the prompt payment of the principal of, prepayment premium, if any, and interest on, and other amounts due under the Note as well as all other liabilities of the Mortgagor to the Mortgagee, whether as maker, promisor, guarantor, surety, indemnitor or otherwise, and the performance of and compliance with all of the covenants, terms, and conditions contained in the Debt Documents, the Mortgagor by these presents does hereby grant, bargain, sell, demise, release, convey, assign, transfer, mortgage, deliver and pledge or cause to be granted, bargained, sold, demised, released, conveyed, assigned, transferred, mortgaged, delivered and pledged, to the Mortgagee, its successors and assigns, the whole of the Vessel hereto, together with all of her engines, boilers, machinery, masts, spars, spare parts, gear, broached and unbroached consumable stores, provisions, unused rope, furniture, fuel, pumps, anchors, cables, chains, apparel, rigging, tackle, fittings, tools and equipment and all other appurtenances and accessories thereunto, now, or at any time hereafter, belonging or appertaining thereto, whether now owned or hereafter acquired, whether on board or not, and in all additions, improvements, substitutions and replacements hereafter made in and to the Vessel or any part or appurtenance thereto, and all of which shall be deemed to be included in any reference herein to the Vessel, and all books and records pertaining to the use, operation and employment of the Vessel; it being understood, however, that nothing contained herein shall be deemed or construed to subject to the lien of this Mortgage any property other than a "vessel" as defined in Chapter 313, Title 46 of the United States Code, and if any determination is made by a court of competent jurisdiction or if the parties mutually agree at any time, or for any reason, that this Mortgage does include any property other than a "vessel", then such property may be separately discharged from the lien of this Mortgage by payment of .01% of the hereinafter referred to total discharge amount.

         TO HAVE AND TO HOLD said Vessel and all the property and appurtenances aforementioned unto the Mortgagee, its successors and assigns, to its and their own use and benefit forever;

         PROVIDED, HOWEVER, and these presents are upon the condition that, if the Mortgagor pays all sums due under and in accordance with the terms of the Note, and all other sums that now or hereafter may be secured by the lien of this Mortgage and performs and observes each and every term, covenant and agreement contained in the Debt Documents, then this Mortgage shall cease, determine and be void, but otherwise will remain in full force and effect.

         For purposes of this Mortgage, the total amount secured hereby and the discharge amount is NINE MILLION TWO HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($9,250,000.00), plus interest, fees, costs and mortgage covenants. The interest of the Mortgagor in the Vessel is 100%. The interest mortgaged with respect to the Vessel is 100%.

         I. REPRESENTATIONS, WARRANTIES AND COVENANTS

         The Mortgagor hereby represents, warrants, covenants and agrees to and with the Mortgagee as follows:

         1. As of the Effective Date, the Mortgagor is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware; lawfully owns and is lawfully possessed of the Vessel, free and clear of all liens, mortgages and other encumbrances; and is duly authorized to mortgage the Vessel as contemplated herein.

         2. As of the Effective Date, all action necessary or required by law for the execution and delivery of this Mortgage has been duly and effectively taken; and this Mortgage constitutes a valid and enforceable obligation of the Mortgagor in accordance with the terms hereof.

         3. As of the Effective Date, the address stated in the preamble of this Mortgage is the chief place of business and chief executive office of the Mortgagor.

         4. The Mortgagor hereby warrants and shall defend the title and possession of the Vessel and to every part thereof, including its freights, for the benefit of the Mortgagee against the claims and demands of all persons whomsoever.

         5. As of the Effective Date, the Mortgagor is not in default in the performance, observance or fulfillment of the obligations, covenants or agreements contained in any agreement or instrument to which it is a party or by which it or any of its property is bound.

         6. The Mortgagor shall cause this Mortgage to be duly recorded in accordance with the provisions of Chapter 313, Title 46 of the United States Code (hereinafter as the same may be amended or supplemented from time to time, the "Ship Mortgage Act") on the date hereof, and will otherwise comply with and satisfy all of the provisions of the Ship Mortgage Act in order to establish and maintain this Mortgage as a first preferred mortgage on the Vessel, on all replacements and improvements made in or to the same, and will comply with and satisfy all other requirements in order that the Vessel may remain qualified to engage in the United States coastwise trade.

         7. As of the Effective Date, the Vessel is free of all recommendations and conditions affecting its class.

         8. The Mortgagor shall duly and punctually pay or cause to be paid to the Mortgagee the principal of, prepayment premium, if any, and interest on, and all other fees and charges provided for in, the Note and the other Debt Documents in accordance with the terms thereof, and shall keep, perform and observe all and singular the covenants, representations, warranties, terms and agreements contained herein, in the Note and the other Debt Documents to be kept, performed, and observed by the Mortgagor; and the terms of the Note and the other Debt Documents are expressly incorporated herein by reference and made a part hereof.

         9. (a) The Mortgagor shall not cause or permit the Vessel to be operated in any manner contrary to applicable law, and the Mortgagor will not engage in any unlawful trade or violate any law or carry any cargo that will expose the Vessel to penalty, forfeiture or capture. The Mortgagor shall not operate the Vessel or cause or permit the Vessel to be operated in waters outside the United States of America not covered by its current trading warranties.

         (b) The Mortgagor shall not do, or suffer or permit to be done, anything which can or may injuriously affect the documentation of the Vessel under the laws and regulations of the United States of America and shall at all times keep the Vessel duly documented under the laws and flag of the United States of America and, where applicable and required by law, eligible to engage in the coastwise trade.

         10. The Mortgagor is and will at all times, so long as this Mortgage shall remain in effect, remain a citizen of the United States within the meaning of Section 2 of the Shipping Act of 1916, as amended, and all regulations from time to time promulgated pursuant thereto, qualified to engage in the coastwise trade.

         11. The Mortgagor shall from time to time pay and discharge, or cause to be paid and discharged, as they become due and payable all taxes, assessments and governmental charges, fines and penalties lawfully levied or assessed or imposed upon the Vessel or any income therefrom, whether directed to the Mortgagor, the Mortgagee or against their properties or upon any income therefrom (excluding taxes on the overall net income of the Mortgagee or other holder of the Note); provided, however, that the Mortgagor shall have the right to contest, in good faith and by appropriate and diligent legal proceedings, any such tax, assessment or governmental charge, and, pending such contest, may defer or cause to be deferred the payment thereof, so long as such deferment of payment shall not subject the Vessel to arrest, detention, or forfeiture of title.

         12. Neither the Mortgagor, any charterer, the Master of the Vessel nor any other person has or shall have any right, power or authority to create, incur or permit to be placed or imposed upon the Vessel any mortgage, security interest, or lien whatsoever other than the lien of this Mortgage and inchoate materialmen's, mechanics', repairmen's and similar liens arising by operation of law in the normal course of business for amounts which are not delinquent, liens for crew wages, general average and salvage ("Permitted Maritime Liens").

         13. The Mortgagor shall, within five (5) days of the date hereof, place, and thereafter at all times and places will retain, a properly certified copy of this Mortgage on board the Vessel and will cause such certified copy and the Vessel's marine documents to be exhibited to any and all persons having business therewith which might give rise to any lien thereon (other than Permitted Maritime Liens), and to any representatives of the Mortgagee; and will place and keep prominently displayed in the chart room and in the Master's cabin of the Vessel a framed printed notice reading as follows:

                               NOTICE OF MORTGAGE

         This Vessel is covered by a First Preferred Ship Mortgage in favor of General Electric Capital Corporation, Mortgagee, under authority of Chapter 313, Title 46 of the United States Code. Under the terms of this Mortgage, neither the Owner, any charterer, the Master of this Vessel nor any other person has any right, power or authority to create, incur or permit to be placed or imposed upon this Vessel any lien whatsoever other than the liens of said Mortgage and liens for crew wages, general average and salvage.

         14. The Mortgagor shall not suffer to be continued any lien, encumbrance or charge of the Vessel (other than Permitted Maritime Liens) or their freights; provided, however, that without limitation of Mortgagor's obligations under Section 15, the Mortgagor may contest (in good faith and by appropriate and diligent legal proceedings) any lien, encumbrance or other charge of the Vessel. The Mortgagor will pay and discharge, or cause to be paid and discharged, or make adequate provision for the satisfaction or discharge of, all lawful claims or demands which, if not paid or discharged, might result in the creation of such a security interest, lien, encumbrance or charge, and will cause the Vessel to be released or discharged from any lien, encumbrance or charge therefor.

         15. If a libel or warrant of arrest is filed against the Vessel or the Vessel shall be attached, levied upon or taken into custody or detained by virtue of any legal proceeding in any court, or tribunal or by any government or other authority, the Mortgagor will promptly notify the Mortgagee thereof by telefax, confirmed by notice, addressed to the Mortgagee, and within fifteen
(15) days will cause the Vessel to be released and will promptly notify the Mortgagee thereof in the manner aforesaid.

         16. The Mortgagor shall at all times and without cost or expense to the Mortgagee maintain and preserve, or cause to be maintained and preserved, the Vessel in good running order and repair, so that the Vessel shall be, insofar as due diligence can make it so, tight, staunch, strong and sufficiently well tackled, appareled, furnished, equipped and in every respect seaworthy and fit for its intended service. The Vessel shall, and the Mortgagor covenants that it will, at all times comply with all applicable laws, treaties and conventions of the United States of America (including the current Certificate of Inspection for the Vessel issued by the United States Coast Guard), and rules and regulations issued thereunder, and shall have on board as and when required thereby valid certificates showing compliance therewith. The Mortgagor will not make, or permit to be made, any changes to the Vessel which would (i) detract from its value; (ii) limit or reduce its utility; or (iii) alter its ability to participate in the trade for which it was designed, without the Mortgagee's prior written consent.

         17. The Mortgagee shall have the right at any time, on reasonable notice and at the Mortgagor's expense, to inspect or survey the Vessel, to ascertain their condition and to satisfy itself that the Vessel is being properly maintained and, when required, repaired. The Mortgagor shall make or cause to be made all such repairs, without expense to the Mortgagee, as such inspection or survey may show to be required. The Mortgagor shall also permit the Mortgagee to inspect the Vessel and its logs, whenever requested.

         18. The Mortgagor shall not transfer or change the flag or port of documentation of the Vessel without the prior written consent of the Mortgagee, and any such written consent to any one transfer or change of flag or port of documentation shall not be construed to be a waiver of this provision with respect to any subsequent proposed transfer or change of flag or port of documentation.

         19. The Mortgagor shall not demise charter, time charter, transfer, mortgage, change the management of or enter into any agreement for the use of the Vessels, without the prior written consent of the Mortgagee, except for demise or time charters to affiliates that are majority-owned subsidiaries of Guarantor, and time charters of six (6) months or less entered into in the ordinary course of Mortgagor's business, provided that any such demise or time charter shall include an acknowledgment by the Mortgagor of its obligations under this Mortgage and by the charterer of notice of this Mortgage and the agreement of the charterer that any claim or lien that may arise in its favor against Mortgagor in connection with the charter, whether in contract or in tort, shall be subordinate in all respects o the lien of this Mortgage. In any event and notwithstanding Mortgagee's consent to the entering into of any such agreement by Mortgagor, Mortgagor shall remain primarily bound and obligated to fully and punctually perform all of its covenants and agreements under this Mortgage. Any such written consent to any one demise charter, time charter, transfer, mortgage or change of management shall not be construed to be a waiver of this provision with respect to any subsequent proposed demise charter, time charter, transfer mortgage or change of management. Any demise charter, time charter, transfer, mortgage or management agreement or other similar agreement relating to the Vessels shall be subject and subordinate to the provisions of this Mortgage (irrespective of the basis of such claim and whether based in contract, tort or other theory of law) and any other mortgage given by the Mortgagor in favor of the Mortgagee on the Vessels.

         20. The Mortgagor shall reimburse the Mortgagee for all costs and expenses which the Mortgagee may from time to time incur, lay out or expend, together with interest at the Default Rate (as hereinafter defined) in insuring the Vessel, discharging liens, paying taxes, dues, assessments, governmental charges, fines and penalties that may be lawfully imposed, making repairs or in performing any other duty which the Mortgagor is obligated to perform hereunder, but otherwise fails to perform. The obligation to reimburse the Mortgagee for such costs and expenses shall be an additional indebtedness due from the Mortgagor, secured by this Mortgage, and shall be payable by the Mortgagor within thirty (30) days of demand by Mortgagee. The Mortgagee, though privileged so to do, shall be under no obligation to make any such expenditures, nor shall the making thereof relieve the Mortgagor of any default in that respect.

         21. The Mortgagor hereby covenants and agrees to certify to any person or corporation who may desire to purchase the Note and this Mortgage that the Mortgagor has no chargeback, claim, set-off or other defense of any kind whatsoever to the payment of any part of the obligations under the Note, either as to principal or interest, then due and payable by the terms thereof.

         22. As of the Effective Date, the Mortgagor has filed or has caused to have been filed all tax returns which, to the knowledge of the Mortgagor, are required to be filed, and has paid or caused to have been paid all taxes as shown on such returns or on any assessment received by it, to the extent that such taxes have become due, unless and to the extent only that such taxes, assessments and governmental charges are currently being contested in good faith and by appropriate and diligent legal proceedings and adequate reserves therefor have been established as required under generally accepted accounting principles consistently applied.

         23. As of the Effective Date, the Mortgagor is not, to its knowledge, in violation of any law, ordinance, governmental rule or regulation to which it is subject, and the Mortgagor has obtained any and all licenses, permits, franchises or other governmental authorizations necessary for the ownership of its properties and the conduct of its business.

         24. The Vessel (i) meets, and at all times shall meet (except during any period when (1) there has been an actual or constructive total loss or an agreed, arranged or compromised total loss of the Vessel or (2) there has been any other loss with respect to the Vessel and the Mortgagor shall not have had a reasonable time to repair the same) all requirements of applicable laws, treaties and conventions and of applicable rules and regulations thereunder, including, without limitation, the International Convention for the Safety of Life at Sea, 1960, as amended, and all applicable laws, rules and regulations administered by the United States Coast Guard, the Bureau of Customs, the Treasury Department and any other United States agency having jurisdiction in connection with the use, operation and condition of the Vessel, and (ii) has on board all required certificates and licenses for such use and operation.

         25. No condition exists as of the Effective Date, and the Mortgagor shall not cause or permit any condition to exist, which may result in any lien in favor of the United States of America or any state or political subdivision thereof against the Vessel under the provisions of the Employee Retirement Income Security Act of 1974, as amended, or other similar Federal, state or local legislation.

         26. The Mortgagor shall promptly inform the Mortgagee of any pending or threatened litigation involving the Mortgagor, where the amount claimed exceeds $50,000 and such amount is not covered by insurance, and of any other event, condition or occurrence which the Mortgagor would likely expect to adversely impact its ability to repay in timely fashion all amounts due under the Note or the Debt Documents; except for those events, conditions or occurrences disclosed in Torch Offshore Inc.'s 10Q as of September 30, 2002 and suits which may arise as a direct result of the termination of the Midnight Hunter Charter.

         27. (a) (i) Mortgagor covenants and agrees that it will, at its expense, maintain or cause to be maintained in effect for the Vessel, with insurers of recognized responsibility acceptable to Mortgagee, insurance of a kind, amount and character customarily carried by persons operating like properties and in reasonable amounts, insurance against risk of loss and damage in such forms and with such insurance companies, underwriters, clubs or funds as Mortgagor may select subject to Mortgagee's right to reject such form of policy or insurance carrier for cause.

                           (ii) Without limiting the foregoing, Mortgagor shall
procure and continuously maintain the following insurance covering the Vessel:

                                    (A) Hull and machinery insurance in an
amount equal to the fair market value of the Vessel or the aggregate principal amount outstanding on the Debt Documents, whichever is greater, with a per occurrence deductible not to exceed $35,000. Such insurance shall name Mortgagor and Mortgagee as additional insureds, as their respective interest may appear, and shall name Mortgagee as sole loss payee.

                                    (B) Protection and indemnity insurance,
including coverage for pollution liabilities and coverage for the master and crew, in a total primary, excess and bumbershoot amount of, $10,000,000, with a deductible not to exceed $35,000 per occurrence for bodily injury, death, property damage, or loss. Such insurance shall name Mortgagor and Mortgagee as additional insureds, as their respective interest may appear and co-loss payees.

                                    (C) Oil spill clean-up insurance in
sufficient amount to conform to the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 U.S.C. Section 1251m et seq., and any and all amendments or supplements thereto, so that, if required, Certificates of Financial Responsibility issued by the United States Coast Guard can be maintained on the Vessel at all times.

                                    (D) Mortgagee's interest insurance
(including additional perils - pollution) protecting the interests of Mortgagee.

         28. The Vessel shall not carry any cargoes nor proceed into any areas then excluded by the trading warranties under the above referenced policies without first obtaining any necessary additional coverage, satisfactory in form and substance, and evidence of which shall be furnished, to the Mortgagee. All insurance shall be in form and with companies reasonably satisfactory to the Mortgagee. All insurance for loss or damage shall provide that losses, if any, shall be payable to the Mortgagee for distribution by it to itself and the Mortgagor, as their respective interests may appear. Notwithstanding the foregoing, unless otherwise required by the Mortgagee by notice to the underwriters: (i) any loss under any insurance on the Vessel with respect to protection and indemnity risks may be paid directly to the Mortgagor to reimburse it for any loss, damage or expense incurred by it and covered by such insurance or to the person to whom any liability covered by such insurance has been incurred; and (ii) in the case of any loss (other than a "Total Loss" as hereinafter defined) under any insurance with respect to the Vessel involving any damage to the Vessel, the underwriters may, so long as no Event of Default, or event which with the giving of notice or passage of time or both would constitute an Event of Default hereunder, has occurred and be continuing and upon receipt of evidence satisfactory to it of the completion of such repairs or other charges, pay direct for the repair, salvage or other charges involved or, if the Mortgagor shall have first fully repaired the damage or paid all of the salvage or other charges, may pay the Mortgagor as reimbursement therefor; provided, however, that if such damage involves a loss in excess of $50,000, the underwriters shall not make such payment without first obtaining the prior written consent thereto of the Mortgagee. Any loss covered by this paragraph which is paid to the Mortgagee but which might have been paid, in accordance with the provisions of this paragraph, directly to the Mortgagor or others, shall be paid by the Mortgagee to, or as directed by, the Mortgagor and all other payments to the Mortgagee of losses covered by this paragraph shall be applied by the Mortgagee towards payment of any fees or other expenses then outstanding and otherwise in accordance with the last sentence of this paragraph. The Mortgagor shall pay the premiums and calls, if any, therefor and deliver to the Mortgagee the policies of insurance or duplicates thereof, or other evidence satisfactory to the Mortgagee of such insurance coverage and of each rider and endorsement thereto or renewal thereof. In addition, the Mortgagor shall furnish to the Mortgagee, within thirty (30) days of the execution of this Mortgage, and annually thereafter, if requested by Mortgagee, a detailed report signed by a firm of marine insurance brokers satisfactory to the Mortgagee as to the insurance maintained on the Vessel, as to their opinion as to the adequacy thereof and as to the Mortgagor's compliance with the terms hereof. Mortgagor shall cause each insurer to agree, by endorsement upon the policy or policies issued by it, or by independent instrument furnished to the Mortgagee, that (1) it will give the Mortgagee thirty (30) days' prior written notice of the effective date of any material alteration, cancellation or non-renewal of such policy or policies and (2) insurance as to the interest of any named loss payee other than the Mortgagor shall not be invalidated by any actions, inactions, breach of warranty or condition or negligence of the Mortgagor with respect to such policy or policies. In the event of: (i) an actual or constructive total loss or an agreed, arranged or compromised total loss of the Vessel; or (ii) any loss, theft or destruction of the Vessel or damage thereto to such extent as shall make repair thereof uneconomical or shall render the Vessel permanently unfit for normal use for any reason whatsoever; or
(iii) the condemnation, confiscation or requisition, forfeiture or other taking of title to or use of the Vessel (any such occurrence being hereinafter referred to as a "Total Loss"), the Mortgagor shall give the Mortgagee prompt written notice thereof. Any amounts received by the Mortgagee as a result of such Total Loss shall be applied by it to prepay the remaining principal installments due under the Note, and any other amounts then due the Mortgagee in such order as the Mortgagee may elect and the balance, if any, to the Mortgagor or to whomsoever may be lawfully entitled thereto. Anything above to the contrary notwithstanding, so long as no Event of Default, or event which with the giving of notice or passage of time or both would constitute an Event of Default hereunder has occurred and be continuing, Mortgagor shall be able to retain insurance proceeds paid on account of a Total Loss of the Vessel on the condition that Mortgagor has replaced the Vessel with a vessel equal to the lost Vessel's insured value and Mortgagor grants to Mortgagee a first preferred ship mortgage in such new vessel by supplementation of this Mortgage or through a new preferred ship mortgage satisfactory to Mortgagee.

         29. The Mortgagor will comply with and satisfy all of the provisions of any applicable law, regulation, proclamation or order concerning financial responsibility for liabilities imposed on the Mortgagor or the Vessel with respect to pollution including, without limitation, the U.S. Water Pollution Act, as amended by the Water Pollution Control Act Amendment of 1972, and as further amended by the Oil Pollution Act of 1990 (as the same may be further amended from time to time), and will maintain all certificates or other evidence of financial responsibility as may be required by any such law, regulation, proclamation or order with respect to the trade in which the Vessel is from time to time engaged and the cargoes carried by it.

         30. The Mortgagor irrevocably appoints the Mortgagee as the Mortgagor's attorney-in-fact to make claim for, receive payment of, and execute and endorse all documents, checks or drafts received in payment for loss or damage under any of said insurance policies, but only to the extent the same relates to the Vessel. This appointment is coupled with an interest and is irrevocable. Mortgagee agrees that it shall not exercise the foregoing powers except upon the occurrence and during the continuance of an Event of Default. Should the Mortgagor fail to maintain, or cause to be maintained, insurance as herein provided, the Mortgagee may, at its option (but shall not be obligated to), provide such insurance, and, in such event, the Mortgagor shall, upon demand of the Mortgagee, reimburse the Mortgagee for the cost thereof, together with interest thereon until paid in full at the lower of eighteen percent (18%) or the maximum rate not prohibited by applicable law (the "Default Rate").

         31. The Mortgagor shall promptly and duly execute and deliver to the Mortgagee such further documents, instruments, and assurances and take such further action as the Mortgagee may from time to time reasonably request in order to carry out the intent and purpose of this Mortgage and to establish and protect the rights and remedies created or intended to be created in favor of the Mortgagee hereunder, including, without limitation, the execution and delivery of other documents reasonably required, and the payment of all necessary costs to record such documents and the payment of any documentary or recordation taxes, to perfect and maintain perfected the liens granted under this Mortgage and the payment of all expenses incurred by the Mortgagee in connection with the transactions contemplated by this Mortgage, including, without limitation, costs of printing, documentation, surveys, appraisals, inspection reports, commitment fees, credit and lien reports, and reasonable attorneys' (and paralegals') fees and expenses.

II.      DEFAULT AND REMEDIES

         32. The Mortgagor shall be deemed to be in default hereunder upon the occurrence of any of the following events (each, an "Event of Default"):

                  (a) the Mortgagor fails to pay any amount when due under the Note; or

                  (b) the Mortgagor fails to perform, observe or comply with any agreement, covenant, term or condition contained in Article I, Sections 1 through 12 inclusive, 14, 15, 16, 18, 19, 20, 22, 23, 24, 25, 27, 28 and 29; or

                  (c) the Mortgagor fails to perform, observe or comply with any agreement, covenant, term or condition contained in Article I, Sections 13, 17, 21, 26, 30 and 31 and such failure continues unremedied for a period of five (5) days after written notice thereof shall have been given by the Mortgagee to the Mortgagor; or

                  (d) the Mortgagor fails to perform, observe or comply with any other agreement, covenant, term or condition contained herein and such default continues unremedied for a period of thirty (30) days after written notice thereof shall have been given by the Mortgagee to the Mortgagor; provided, however, that if such default can be remedied but such remedy can not be effectuated within such thirty (30) day period, no Event of Default shall be deemed to have occurred so long as, in the Mortgagee's good faith judgment, the Mortgagor is taking appropriate remedial action to cure such default; or

                  (e) any warranty, representation or written statement made or furnished to the Mortgagee by or on behalf of Mortgagor proves not to have been true in any material respect when made; or

                  (f) there occurs any unauthorized sale, transfer, charter or other disposition of the Vessel; or

                  (g) the Mortgagor or Guarantor becomes insolvent or bankrupt or files a voluntary petition in bankruptcy or is unable, or admits in writing its inability to pay its debts as they mature or makes an assignment for the benefit of its or his creditors or consents to the appointment of a trustee or receiver, or a trustee or a receiver shall be appointed for the Mortgagor or for a substantial part of its or his property without its or his consent and shall not be dismissed for thirty (30) days; or

                  (h) one or more final judgment for the payment of money in excess of $100,000 (which is not covered by insurance and for which no reservation of rights letter has been issued by the insurer defending such action) in the aggregate is entered by a court or courts of competent jurisdiction against the Mortgagor and such judgment is not effectively stayed and remains undischarged and unbonded for thirty (30) days; or

                  (i) there occurs a default or an event of default under the Note or the other Debt Documents.

                  (j) Mortgagor or Guarantor is in default under any agreement between by, between or among any of such parties and Mortgagee including, any promissory note, guaranty or other instrument executed by any of such parties in favor of Mortgagee.

         33. Upon the occurrence and during the continuance of an Event of Default, the Mortgagee may, at any time thereafter, do any of the following:

                  (a) declare any and all amounts due or owing by the Mortgagor to the Mortgagee under the Note and this Mortgage and the other Debt Documents to be immediately due and payable, whereupon the same, together with interest thereon to the date of declaration, shall become and be immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Mortgagor. The Mortgagor agrees that upon such declaration it will immediately pay all such amounts to the Mortgagee and thereafter any such amounts not so paid (including such accrued interest and additional amounts) and such further amounts as may be necessary to compensate the Mortgagee for any such loss or expense incurred after the date of such declaration or by reason of any Event of Default occurring after the date of such declaration shall bear interest, from the date thereof until paid in full at the Default Rate (in no event to exceed the maximum rate allowed by law);

                  (b) exercise any and all of the rights and remedies in foreclosure and otherwise given to mortgagees by the provisions of the Ship Mortgage Act, or of the laws of any applicable jurisdiction;

                  (c) bring suit at law, in equity or in admiralty, as it may be advised, to recover judgment for any and all amounts due under any continuing guaranty agreement or otherwise hereunder, and collect the same out of any and all property of the Mortgagor whether covered by this Mortgage or otherwise;

                  (d) take possession of the Vessel, at any time, wherever the same may be, without legal process and without being responsible for loss or damage, and the Mortgagor or other person in possession forthwith upon demand of the Mortgagee shall surrender to the Mortgagee possession of the Vessel, and the Mortgagee, without being responsible for loss or damage, may hold, lay up, lease, charter, operate or otherwise use the Vessel for such time and upon such terms as are in accordance with applicable law and as it may deem to be for its best advantage, and, upon taking possession thereof, may demand, collect and retain all hire, freights, earnings, issues, revenues, income, profits, return premiums, salvage awards or recoveries, recoveries in general average, and all other sums due or to become due in respect of the Vessel or in respect of any insurance thereon from any person whomsoever, accounting only for the net profits, if any, arising from such use of the Vessel and charging upon all receipts from the use of the Vessel or from the sale thereof by court proceedings or as set forth below, all costs, expenses, charges, damages or losses by reason of such use; and if at any time the Mortgagee shall avail itself of the right herein given it to take the Vessel, the Mortgagee shall have the right to dock the Vessel for a reasonable time at any dock, pier or other premises of the Mortgagor without charge, or to dock the Vessel at any other place at the cost and expense of the Mortgagor;

                  (e) take and enter into possession of the Vessel at any time, wherever the same may be, without legal process, and if it seems desirable to the Mortgagee and without being responsible for loss or damage (other then caused by the Mortgagee's own gross negligence or willful misconduct), sell the Vessel upon such terms and conditions as the Mortgagee shall deem best, free from any claim of or by the Mortgagor, at public or private sale, by sealed bids or otherwise, by furnishing notice of such sale, whether public or private, addressed to the Mortgagor at its last known address, ten (10) days prior to the date fixed for entering into the contract of sale, and, by first publishing notice of any such public sale for ten (10) consecutive days, in some newspaper published in the City of New Orleans, State of Louisiana. In the event that the Vessel shall be offered for sale by private sale, no newspaper publication of notice shall be required, nor notice of adjournment of sale; sale may be held at such place and at such time as the Mortgagee by notice may have specified, or may be adjourned by the Mortgagee from time to time by announcement at the time and place appointed for such sale or for such adjourned sale, and without further notice or publication the Mortgagee may make any such sale at the time and place to which the same shall be so adjourned; and any sale may be conducted without bringing the Vessel to the place designated for such sale and in such manner as the Mortgagee may deem to be for its best advantage, and the Mortgagee may become the purchaser at any sale. If the Vessel is to be sold by private sale and the Mortgagor and Mortgagee have not reached agreement that the price to be paid is fair and reasonable, the parties shall each appoint a marine broker who in turn shall appoint a third marine broker. The average value arrived at by the three marine brokers shall be deemed to be the then fair market value of the Vessel and the Mortgagee shall be deemed to have sold the Vessel in a commercial reasonable manner so long as the price received therefor equals or exceeds such value.

         Any sale of the Vessel made pursuant to this Mortgage, whether under the power of sale hereby granted or any judicial proceedings, shall operate to divest all right, title and interest of any nature whatsoever of the Mortgagor therein and thereto, and shall bar the Mortgagor, its successors and assigns, and all persons claiming by, through or under them. No purchaser shall be bound to inquire whether notice has been given, or whether any default has occurred, or as to the propriety of the sale, or as to the application of the proceeds thereof. In case of any such sale, any purchaser who is the holder of the Note shall be entitled, for the purpose of making settlement or payment for the property purchased, to use and apply all amounts due it under the Note as a credit against the purchase price after payment of all costs and expenses of sale; and thereupon such purchaser shall be credited, on account of such purchase price, with the net proceeds that shall have been so credited upon the Note. At any such sale, the holder of the Note may bid for and purchase such property and upon compliance with the terms of sale and, to the extent permitted by law, may hold, retain and dispose of such property without further accountability therefor.

         34. Following the occurrence and during the continuance of an Event of Default, the Mortgagee is hereby appointed attorney-in-fact of the Mortgagor and may, in the name of the Mortgagor or in its own name, demand, collect, receive, compromise and sue for, so far as may be permitted by law, all freights, subfreights, hire, earnings, issues, revenues, income and profits of the Vessel and all amounts due from underwriters under any insurance thereon as payment of losses or as return premiums or otherwise, salvage awards and recoveries, recoveries in general average or otherwise, and all other sums due or to become due at the time of the happening of any Event of Default in respect of the Vessel, or in respect of any insurance thereon, from any person whomever, and to make, give and execute in the name of the Mortgagor acquittances, receipts, releases or other discharges for the same, whether under seal or otherwise, and to endorse and accept in the name of the Mortgagor all checks, notes, drafts, warrants, agreements and other instruments in writing with respect to the foregoing.

         35. Following the occurrence and during the continuance of an Event of Default, the Mortgagee is hereby appointed attorney-in-fact of the Mortgagor and shall be permitted to execute and deliver to any purchaser, in the name and on behalf of the Mortgagor, a bill of sale conveying to said purchaser good and marketable title to the Vessel. Alternatively, in the event the Vessel is sold pursuant to any power granted herein, the Mortgagor will, if and when required by the Mortgagee, execute such form of conveyance of the Vessel as the Mortgagee may direct or approve.

         36. Whenever the Mortgagee becomes entitled to enter and take possession of the Vessel, it may require the Mortgagor to deliver, and the Mortgagor shall deliver, at its own cost and expense, the Vessel to the Mortgagee upon demand. If any legal proceedings shall be taken to enforce any right under this Mortgage, the Mortgagee shall be entitled as a matter of right to the appointment of a receiver of the Vessel pursuant to 46 U.S.C. Section 31325(e) and of the freights, hire, earnings, issues, revenues, income and profits due or to become due and arising from the operation, use, or employment thereof.

         37. The Mortgagor hereby authorizes and empowers the Mortgagee or its appointees or any of them to appear in the name of the Mortgagor, its successors and assigns, in any court of any country or nation of the world where a suit is pending against the Vessel because of or on account of any alleged lien against the Vessel, and, if they so desire (but without any obligation to do so) to take such actions as the Mortgagee or its appointees may deem proper to defend such suit and to discharge such lien, and all expenditures made or incurred by it or them for the purpose of such defense or discharge shall be a debt due from the Mortgagor, its successors and assigns, to the Mortgagee, and shall bear interest at the Default Rate, until paid in full, and shall be secured by the lien of this Mortgage in like manner and extent as if the amount and description thereof were written herein. Mortgagee agrees that it shall not exercise the foregoing powers except upon the occurrence and during the continuance of an Event of Default.

         38. Each and every power and remedy herein given to the Mortgagee shall be cumulative and shall be in addition to every other power and remedy herein given or now or hereafter existing in law, in equity, in admiralty or by statute, and each and every power and remedy whether herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the Mortgagee, and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other power or remedy. No delay or omission by the Mortgagee in the exercise of any right or power or in the pursuance of any remedy accruing upon any Event of Default shall impair any such right, power or remedy or be construed to be a waiver of any such Event of Default or to be an acquiescence therein; nor shall the acceptance by the Mortgagee of any security or of any payment of or on account of the Note maturing after any Event of Default or of any payment on account of any past default be construed to be a waiver of any right to take advantage of any future Event of Default or of any past Event of Default not completely cured thereby.

         39. If at any time after an Event of Default and prior to the actual sale of the Vessel by the Mortgagee or prior to the completion of any foreclosure proceedings the Mortgagor offers completely to cure all Events of Default and to pay all expenses, advances and damages to the Mortgagee arising from such Event of Default, with interest at the Default Rate, then the Mortgagee may, if it so elects, accept such offer and payment and restore the Mortgagor to its former position, but such action shall not affect any subsequent Event of Default or impair any rights consequent thereon.

         40. In case the Mortgagee shall have proceeded to enforce any right, power or remedy under this Mortgage by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Mortgagee, then and in every such case the Mortgagor and the Mortgagee shall be restored to their former positions and rights hereunder with respect to the property subject or intended to be subject to this Mortgage, and all rights, remedies and powers of the Mortgagee shall continue as if no such proceedings had been taken.

         41. The proceeds of any sale of the Vessel either under a power of sale hereby granted to the Mortgagee or under a judgment or decree in any judicial proceeding for foreclosure of this Mortgage, or proceeds arising from the enforcement of any remedy granted to the Mortgagee hereunder or any net earnings from any charter or other use of the Vessel by the Mortgagee or any requisition compensation or other moneys received by the Mortgagee pursuant to or under the terms of this Mortgage shall be applied as follows:

         FIRST: To pay or reimburse all reasonable costs and expenses (together with interest at the Default Rate) of the Mortgagee, including the compensation of its agents and attorneys, by reason of any sale, retaking, management or operation of the Vessel and all other sums payable to the Mortgagee hereunder by reason of any expenses or liabilities incurred or advances made by it for the protection, maintenance and enforcement of the security or of any of its rights hereunder or in pursuit of any remedy hereby conferred; and, at the option of the Mortgagee, to the payment of all taxes, assessments or liens claiming priority over the lien of this Mortgage;

         SECOND: To pay all amounts then due under this Mortgage, the Note, and other Debt Documents in the manner provided therein; and

         THIRD: The surplus, if any, to the Mortgagor or to whomsoever may be lawfully entitled thereto.

         42. Unless one or more Events of Default shall have occurred and be continuing, the Mortgagor shall (a) be suffered and permitted to retain actual possession and use of the Vessel, and (b) have the right, from time to time, in its discretion, and without application to the Mortgagee, and without obtaining a release thereof by the Mortgagee, to dispose of, free from the lien hereof, any engines, boilers, machinery, bowsprits, masts, spars, rigging, boats, anchors, cables, chains, tackle, apparel, furniture, fittings, tools, pumps or equipment or any other appurtenances of the Vessel that are no longer useful, necessary, profitable or advantageous in the operation of the Vessel, after first or simultaneously replacing the same by new engines, boilers, machinery, bowsprits, masts, soars, rigging, boats, anchors, cables, chains, tackle, apparel, furniture, fittings, tools, pumps or equipment, or other appurtenances of substantially equal value to the Mortgagor which shall forthwith become subject to the lien of this Mortgage as a preferred mortgage thereon.


         III.     SUNDRY PROVISIONS

         43. Anything contained herein to the contrary notwithstanding, it is intended that nothing herein shall waive the preferred status of this Mortgage and that, if any provision in this Mortgage or portion thereof shall be construed to waive the preferred status of this Mortgage, then such provision to such extent shall be void and of no effect.

         44. This Mortgage may be executed in any number of counterparts, and each of such counterparts shall for all purposes be deemed to be an original.

         45. The titles of the Articles herein are for convenience only and shall not affect the construction hereof.

         46. If any part of this Mortgage shall be adjudged invalid, then such partial invalidity shall not cause the remainder of this Mortgage to be or to become invalid, and if a provision hereof is held invalid in one or more of its applications, the parties hereto agree that said provision shall remain in effect in all valid applications that are severable from the invalid application or applications.

         47. In the event this Mortgage or any provision hereof shall be deemed invalidated in whole or in part by any present or future law of the United States of America or any decision of any court of competent jurisdiction, the Mortgagor will execute such other and further instruments and do such things as in the opinion of counsel for the Mortgagee will carry out true intent and spirit of this Mortgage. From time to time for the reasons aforesaid, or for any other reason deemed sufficient by the Mortgagee, the Mortgagor will execute such assurances as in the opinion of such counsel may be required to perfect the interest of the Mortgagee in the Vessel as security for the indebtedness secured hereby and for the performance by the Mortgagor of all its covenants, promises and conditions herein contained.

         48. All the covenants, conditions, representations, warranties, stipulations and agreements of the Mortgagor contained in this Mortgage shall bind the Mortgagor, its successors and assigns, and shall inure to the benefit of the Mortgagee, its successors and assigns.

         49. All notices, requests, and demands under this Mortgage shall be given in writing and shall be delivered, by personal delivery, overnight courier service (e.g., Federal Express) or by certified mail, return receipt requested, as follows:

                  To the Mortgagor:

                  Torch Offshore, L.L.C.
                  401 Whitney Avenue
                  Suite 400
                  Gretna, Louisiana  70056

                  To the Mortgagee:

                  General Electric Capital Corporation
                  16479 Dallas Parkway, Suite 300
                  Addison, Texas  75001-2512
                  Attn: Senior Risk Manager

                  with a copy to:

                  Robert J. Stefani, Jr., Esq.
                  King, LeBlanc & LeBlanc, L.L.P.
                  201 St. Charles Avenue, Suite 3800
                  New Orleans, Louisiana  70170
                  Telefax:  (504) 582-1233

or to such other address as the parties may designate from time to time and unless otherwise specified herein, all such notices, requests and demands shall be deemed to have been given on the date of personal delivery, one business day after deposit with an overnight courier service, or four (4) business days after deposit in the United States mail, postage prepaid. As used herein, the term "business day" shall mean and include any day other than Saturdays, Sundays, or other days on which commercial banks in New York, New York are required or authorized to be closed.

         50. The parties agree that whenever the consent of the Mortgagee is required for the taking of any action by the Mortgagor hereunder, such consent shall not be unreasonably withheld.

         51. UNLESS PREEMPTED BY THE FEDERAL OR MARITIME LAW OF THE UNITED STATES, THIS FIRST PREFERRED SHIP MORTGAGE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

         52. (a) Mortgagor hereby confesses judgment, consenting that judgment be rendered and signed whether during term of court or in vacation, in favor of Mortgagee for the full amount of the indebtedness secured by this Mortgage.

      (b) Upon the existence or occurrence of an event of default under this Mortgage, Mortgagor declares that it shall be lawful for, and it does hereby authorize, Mortgagee to cause all or any part of the Vessel to be seized and sold, under executory process or under writ of fieri facias issued in execution of an ordinary judgment obtained upon the indebtedness secured by this Mortgage, without appraisement to the highest bidder, payable in cash; Mortgagor herein and hereby waiving all and every appraisement thereof, and by these presents waiving and renouncing the benefit of appraisement and of all laws relative to the appraisement of Vessel seized and sold under executory or other legal process. Mortgagor herein agrees to waive, and does hereby specifically waive:

         (i) The benefit of appraisement provided for in Articles 2332, 2336, 2723 and 2724, Louisiana Code of Civil Procedure, and all other laws conferring such benefits;

         (ii) The demand and three (3) days delay accorded by Articles 2639 and 2721, Louisiana Code of Civil Procedure;

         (iii) The notice of seizure required by Articles 2293 and 2721, Louisiana Code of Civil Procedure;

         (iv) The three days delay provided by Articles 2331 and 2722, Louisiana Code of Civil Procedure;

         (v) The benefit of the other provisions of Articles 2331, 2772 and 2723, Louisiana Code of Civil Procedure;

         (vi) The benefit of the provisions of any other articles of the Louisiana Code of Civil Procedure not specifically mentioned above; and

         (vii) All rights of division and discussion with respect to all indebtedness secured by this Mortgage.

         (c) Mortgagor hereby agrees that in the event Mortgagee should, at its option, elect to enter suit via ordinaria on Indebtedness secured by this Mortgage, then Mortgagor does hereby, in addition to the foregoing confession of judgment, waive citation and other legal process and legal delays, hereby consenting that judgment for the unpaid principal due on the indebtedness secured by this Mortgage, together with interest, attorneys' fees, costs and other charges that may be due, be rendered and signed immediately, whether during term of court or in vacation.

         (d) Pursuant to the authority contained in La. R.S. 9:5136 through 9:5140.1 (La. Act. No. 315 of 1976), Mortgagor does hereby expressly designate, at this time, Mortgagee or its designee to be keeper or receiver for the benefit of the Mortgagee or any assignee of Mortgagee, at its option, to take effect immediately upon any seizure of the Vessel under writ of executory process or under writ of sequestration of fieri facias as an incident to an action which may be brought by the Mortgagee. The fees of the keeper or receiver shall be determined by the Court before which the proceedings are pending, and the payment of such fees shall be secured by this Mortgage.



         WITNESS THE DUE EXECUTION HEREOF by the Mortgagor this ______ day of March, 2003.

                           TORCH OFFSHORE, L.L.C.

                           By: Torch Offshore, Inc., its sole member


                               By:
                                  --------------------------------------------
                                     Robert E. Fulton, Chief Financial Officer

                                 ACKNOWLEDGMENT


STATE OF LOUISIANA

PARISH OF JEFFERSON


         On this ______ day of March, 2003, before me personally came and appeared:

                                ROBERT E. FULTON

to me known to me to be the person who signed the foregoing instrument, who being by me duly sworn, did depose and say that

         1. He is the Chief Financial Officer of Torch Offshore, Inc., a Delaware corporation (the "Company") and the sole member of Torch Offshore, L.L.C., the Delaware limited liability company described in and which executed the foregoing First Preferred Ship Mortgage;

         2. He signed his name thereto by authority of the board of directors of the Company, and he acknowledged to me that he executed said First Preferred Ship Mortgage as an authorized signatory of the Company; and

         3. The same is the free and voluntary act and deed of the Company, Torch Offshore, L.L.C. and of himself as authorized signatory thereof, for the uses and purposes therein expressed.

WITNESSES:


-----------------------------------       --------------------------------------
                                             Robert E. Fulton


-----------------------------------




                      ------------------------------------
                                  NOTARY PUBLIC
                       My commission expires upon my death

                                   EXHIBIT "A"

                             Form of Promissory Note



                                 [See attached.]